Exhibit 10.36

SUBLEASE

BETWEEN

GPB CAPITAL HOLDINGS, LLC

SUBLANDLORD

AND

NEUROGENE INC.

SUBTENANT

Subleased Premises:

Entire 5th Floor

535 West 24th Street

New York, New York

Exhibits

Schedule A - Rent Schedule

Exhibit A Overlease

Exhibit B Furniture

Exhibit C Form of Guaranty

i

SUBLEASE

BETWEEN

GPB CAPITAL HOLDINGS, LLC, SUBLANDLORD

AND

NEUROGENE INC., SUBTENANT

SUBLEASE (this “Sublease”) made as of the 16th day of May, 2019, by and between GPB CAPITAL HOLDINGS, LLC, having an office York, New York 10011 (“Sublandlord”), and NEUROGENE INC., presently having an office at 434 West 33rd Street, Suite 1102, New York, New York 10001 (“Subtenant”).

W I T N E S S E T H

WHEREAS:

A. By Lease dated as of September 15, 2014 between GTM ASSOCIATES, LLC, as landlord (“Overlandlord”) and Sublandlord, as tenant (the “Original Lease”), as amended by First Amendment to Lease dated as of March 31,2017 (the “First Amendment”) and Second Amendment to Lease dated as of November 30, 2017 (the “Second Amendment”; the Original Lease, as amended by the First Amendment and the Second Amendment being hereinafter called, the “Overlease”), Overlandlord leases to Sublandlord certain space in the building known as 535 West 24th Street, New York, New York (the “Building”), consisting of the entire fourth, fifth and sixth floors of the Building (collectively, the “Leased Premises”). A redacted copy of the Original Lease is annexed hereto as Exhibit A.

B. Sublandlord and Subtenant desire to consummate a subleasing of the portion of the Leased Premises located on the fifth floor of the Building (the “Premises”) on the terms and conditions contained in this Sublease.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, it is hereby agreed as follows:

1. Premises; Term.

1.1. Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord, the Premises, upon and subject to the terms, covenants and conditions hereinafter set forth. Capitalized terms used in this Sublease and not otherwise defined shall have the meanings provided in the Overlease.

1.2. This Sublease is conditioned upon the consent of Overlandlord (“Overlandlord’s Consent”) which Overlandlord’s Consent shall be in the form required by Overlandlord provided such form is reasonably acceptable to Sublandlord and Subtenant and does not, by more than a de minimis extent, reduce the rights or increase the obligations of Sublandlord or Subtenant under this Sublease or the Overlease. Subject to the immediately preceding sentence, Sublandlord and Subtenant agree that they shall promptly execute such Overlandlord’s Consent. If Sublandlord does not obtain such Overlandlord’s Consent, Subtenant agrees that Sublandlord shall have no liability whatsoever to Subtenant. Sublandlord makes no representation with respect to obtaining Overlandlord’s Consent. In the event that Overlandlord notifies Sublandlord that Overlandlord will not give such Overlandlord’s Consent, Sublandlord will promptly notify Subtenant and, upon receipt of such notification by Subtenant of the disapproval by Overlandlord, this Sublease shall be deemed to be null and void and without force or effect, Sublandlord shall return to Subtenant the first monthly installment of annual fixed rent and the cash security deposit delivered upon execution hereof, and Sublandlord and Subtenant shall have no further obligations or liabilities to the other with respect to this Sublease, except for parties’ obligations under Article 9 hereof which shall survive such termination. In the event Overlandlord’s Consent reasonably satisfactory to Sublandlord and Subtenant shall have not been obtained within thirty (30) days of the date hereof (the “Cut-Off Date”), then at any time following the Cut-Off Date, either Sublandlord and Subtenant may give written notice to the other seeking to terminate this Sublease. In the event the Overlandlord’s Consent shall not be obtained within ten (10) days of the giving of such notice, then this Sublease shall terminate and be of no force and effect, and neither party shall have any further obligations or liabilities hereunder, other than those expressly intended to survive its termination, and Sublandlord shall promptly return to Subtenant any funds paid to Sublandlord upon the execution hereof.

1.3. The term of this Sublease (the “Term” or “term of this Sublease”) shall commence on the Commencement Date (as hereinafter defined) and shall end on February 27, 2023 (the “Expiration Date”) unless the Term is sooner terminated pursuant to any provision of this Sublease. For purposes of this Sublease, the term “Commencement Date” shall mean the date on which Sublandlord shall have delivered to Subtenant (i) the Overlandlord’s Consent in accordance with Section 1.2, and (ii) vacant possession of the Premises in broom-clean condition. Sublandlord shall provide Subtenant with at least three (3) days prior written notice of the date Sublandlord anticipates delivering vacant, broom clean possession of the Premises to Subtenant. If Sublandlord does not deliver vacant, broom-clean possession of the Premises to Subtenant by September 1, 2019 (the “Outside Date”), then the Rent Commencement Date shall be postponed by one (1) day for each day thereafter that Sublandlord fails to deliver vacant, broom-clean possession of the Premises to Subtenant. If Sublandlord has not delivered vacant, broom-clean possession of the Premises to Subtenant by October 1, 2019, then upon ten (10) days written notice to Sublandlord, Subtenant shall have the right, in its sole discretion, to terminate this Sublease as its sole and exclusive remedy hereunder.

1.4. Upon determination of the Commencement Date, Sublandlord and Subtenant, at the request of either party, shall enter into an agreement confirming the Commencement Date, but the failure of either party to do so shall not affect the rights or obligations of the parties under this Sublease.

1.5. On or prior to the Commencement Date, Subtenant shall procure the insurance policies required pursuant to the provisions of the Overlease (except that Subtenant’s comprehensive general liability insurance shall have a limit of no less than $2,000,000 and its umbrella policy a limit of no less than $8,000,000) and shall furnish a certificate or certificates of such policies in the forms required by the Overlease to Sublandlord, which policies shall name as additional insured, Sublandlord, Overlandlord and any other parties required to be named as additional insured pursuant to the provisions of the Overlease.

2. Annual Fixed Rent and Additional Rent.

2.1. Subtenant covenants and agrees to pay Sublandlord “annual fixed rent” for each Sublease Year during the Term in the amounts set forth on Schedule A in equal monthly installments in advance, on the first day of each month. Annual fixed rent and all additional rent (collectively “Rent”) shall be paid by Subtenant to Sublandlord at Sublandlord’s office (or such other location as Sublandlord shall designate by written notice to Subtenant) by good and sufficient check (subject to collection) or by wire or electronic transfer (pursuant to instructions provided by Sublandlord), in each case without any set-off, off-set, abatement or reduction whatsoever, except that the first full monthly installment of annual fixed rent shall be paid by Subtenant upon execution of this Lease. For purposes of Schedule A, “Sublease Year” means each successive period of twelve (12) months during the Term commencing on the Commencement Date; provided, however, that if the Commencement Date is not the first day of a month the first Sublease Year shall commence on the Commencement Date and shall end on the last day of the month immediately preceding the month in which the first anniversary of the Commencement Date occurs, and the final Sublease Year shall end on the Expiration Date.

2.2. Provided that Subtenant is not in default beyond applicable notice and cure under this Sublease, the monthly installment of annual fixed rent due on the first day of the first full month of the Term shall be abated. The first day of the second full month of the Term shall be the “Rent Commencement Date.” If the Commencement Date shall occur on a day which is not the first day of a calendar month, the annual fixed rent shall be prorated based upon the number of days in such month. If the Commencement Date occurs on a date other than the first day of a calendar month, the annual fixed rent for such partial calendar month shall be paid on the Rent Commencement Date together with the first full monthly installment of annual fixed rent. The abatement set forth in this Section 2.2 shall not apply to additional rent.

2.3. In addition to annual fixed rent, Sublessee shall pay Sublessor additional rent, in accordance with Section 2.1 hereof as follows:

(a) Subtenant shall pay to Sublandlord, an amount (“Subtenant’s Tax Payment”) equal to 16.67% of any increase in Taxes to the extent the same exceed, in any Tax Year, an amount equal to the average of the Taxes for the Tax Year commencing on July 1, 2018 and ending on June 30, 2019 and the Tax Year commencing on July 1, 2019 and ending on June 30, 2020 (the “Base Year Taxes”). Subtenant’s Tax Payment shall be due and payable by Subtenant to Sublandlord in two (2) installments (July and January of a calendar year within the Term) within twenty (20) days after Sublandlord gives Subtenant a statement showing the calculation of Subtenant’s Tax Payment including any supporting documentation received by Sublandlord from Overlandlord with respect to same. Any partial year falling within the Term shall be pro-rated.

(b) Subtenant shall pay to Sublandlord, the sum of $200.00 per month for water charges or water/sewer charges (prorated for any partial month), in advance on the first day of each month during the Term together with the monthly installment of annual fixed rent then due and payable.

3. Furniture. The Premises shall be delivered to Subtenant on the Commencement Date with the furniture identified on Exhibit B annexed hereto (collectively, the “Furniture”) for Subtenant’s use. Subtenant acknowledges that it is aware of the physical condition of the Furniture and, except as expressly provided in Section 5, agrees to accept same “as is” and “where is” on the Commencement Date without representation or warranty by Sublandlord as to its condition, state of repair or suitability for Subtenant’s use or any other matter related thereto, except that Sublandlord represents and warrants that it is the legal owner of such Furniture. Sublandlord shall have no liability or obligations of any nature whatsoever to Subtenant with respect to the Furniture. The Furniture shall remain the property of Sublandlord. Subtenant shall maintain the Furniture in good condition throughout the term of this Sublease and shall surrender the same to Sublandlord upon the expiration or earlier termination of the term of this Sublease, in its condition on the Commencement Date, reasonable wear and tear and damage by casualty excepted. The obligations of Subtenant under this Article 3 shall survive the expiration or termination of the Term.

4. Incorporation of Overlease.

4.1. Except as otherwise expressly provided in this Sublease, all of the terms, covenants, conditions and provisions in the Overlease are hereby incorporated in and made a part of this Sublease, as if such incorporated terms, covenants, conditions and provisions were completely set forth in this Sublease and such rights and obligations as are contained in the

Overlease are hereby conferred and imposed upon the respective parties hereto. The provisions of the Overlease which are so incorporated in this Sublease shall, coincident with their incorporation, be amended so that references in the Overlease to this “Lease” shall mean this “Sublease”, references in the Overlease to “Landlord” shall mean the Sublandlord herein, and references in the Overlease to “Tenant” shall mean the Subtenant herein, unless, in each case, the context indicates that such amendment should not be made or such amendment would render the applicable provision illogical; provided, however, that Sublandlord shall not be liable for any obligations of Overlandlord or any defaults or misrepresentations of Overlandlord. Notwithstanding the provisions of this Section 4.1 to the contrary, for purposes of this Sublease the following provisions of the Overlease shall not be deemed incorporated in or made a part hereof: Preamble, Articles 34, 39, 42, 43, 45, 48, 62, 65(b), 65(c), 65(d), 73, 76, 79, 80, Exhibits A and B of the Original Lease; Articles 2, 3, 5, 6, 7, 8, 9, 11, 12 and 13 of the First Amendment; and Articles 2, 3, 4, 5, 6, 7, 8, 9, 11, 12 and 13 of the Second Amendment.

4.2. Unless a time limit is specifically set forth in this Sublease, the time limits set forth in the Overlease for the giving of notices, making of demands or performing of any act, condition, covenant or remedy including, but not limited to, the making of any required payment on the part of Subtenant thereunder are, for the purposes of incorporation herein by reference by shortening the same in each instance by (i) fifteen (15) days with respect to all such periods of sixty (60) or more days, (ii) seven (7) days with respect to all such periods of thirty (30) or more days but less than sixty (60) days, (iii) five (5) days with respect to all such periods of twenty (20) or more but less than thirty (30) days and (iv) three (3) days with respect to all such periods of less than twenty (20) days, provided, however, that in no event shall any such period be shortened to less than five (5) days, so that any Notice may be given or made, or any act, condition or covenant performed, by Sublandlord within the time limit relating thereto contained in the Overlease.

5. Condition of Premises. Subtenant has examined the Premises, is aware of the physical condition thereof, and agrees to take the same “as is,” in its current condition and state of repair, reasonable wear and tear excepted (however, Sublandlord will deliver the Premises in vacant, broom clean condition with the Furniture) with the understanding that there shall be no obligation on the part of Sublandlord to perform any work, supply any materials or incur any expense whatsoever in connection with the preparation of the Premises for Subtenant’s occupancy thereof. The taking of possession of the Premises shall be deemed to constitute Subtenant’s acceptance of the Premises in the condition existing on the date of such taking of possession. Notwithstanding any provision of this Sublease to the contrary, on the Commencement Date the HVAC unit, any appliances that are part of the Furniture and the existing electric meter shall be in good working order. Subtenant shall be responsible, at its sole cost and expense, for the maintenance and repair of the HVAC unit. Subtenant shall contract for and maintain throughout the Term service of the HVAC unit and related equipment with a recognized maintenance company reasonably acceptable to Sublandlord and shall forward to Sublandlord copies of such contract and all renewals and modifications thereof. Pursuant to the Overlease, Overlandlord shall be responsible for all repairs to the HVAC unit in excess of $10,000. Subtenant shall not have any obligation to remove or restore any fixtures or alterations existing in the Premises on the date of the Sublease.

6. Services.

6.1. Subtenant acknowledges that Sublandlord has no obligations to provide any services, repairs, restorations, equipment or access to and for the Premises or any insurance coverage of the Premises or the Building. Notwithstanding the foregoing, Subtenant shall be entitled during the Term to receive all services, repairs, restorations, equipment, access and insurance which Overlandlord is required to provide insofar as such services, repairs, restorations, equipment, access and insurance pertain to the Premises and Subtenant agrees to look solely to Overlandlord for the furnishing of such services, repairs, restorations, equipment, access and insurance to the extent Overlandlord is required to provide same pursuant to the terms and provisions of the Overlease. Sublandlord shall in no event be liable to Subtenant nor shall the obligations of Subtenant hereunder be impaired, or the performance thereof excused because of any failure or delay on the part of Overlandlord in furnishing such services, repairs, restorations, equipment, access or insurance or for any other failure or interruption of any such services, utilities, repairs, restorations, equipment, access or insurance, unless such failure, delay or interruption is caused by Sublandlord. Subtenant shall be entitled to make direct requests for overtime and other services and repairs to Overlandlord (if necessary, in Sublandlord’s name).

6.2. If Overlandlord shall default in any of its obligations to Sublandlord with respect to the Premises, then, upon Sublandlord’s receipt of a written notice from Subtenant specifying such default, Sublandlord shall, at Subtenant’s sole cost and expense, use its reasonable efforts to cause Overlandlord to cure such default. Such reasonable efforts shall include the following: (1) making a demand upon Overlandlord to so perform with respect to the Premises if Overlandlord shall have failed to so perform, (2) making a request to Overlandlord to attend a meeting to resolve any disputes with respect to such performance and (3) sending a representative, at mutually convenient and reasonable times and upon reasonable notice, to accompany Subtenant to such a meeting with Overlandlord regarding such performance. If upon the written request of Subtenant, Sublandlord shall make a demand upon Overlandlord to perform and/or attend a meeting regarding such performance and Overlandlord shall still have failed to so perform, Subtenant shall have the right, at its sole cost and expense, to take action itself either (i) in Subtenant’s name, and for that purpose all of the rights of Sublandlord under the Overlease are hereby conferred upon and assigned to Subtenant and Subtenant is hereby subrogated to such rights to the extent that the same shall apply to the Premises or (ii) if any such action as contemplated in (i) above in Sublandlord’s name be barred by reason of lack of privity, nonassignability or otherwise, in Sublandlord’s name, and in the event of either (i) or (ii) above, Subtenant shall indemnify and hold Sublandlord harmless from and against any and all claims of whatever nature arising from or in connection therewith. Any action or proceeding instituted by Sublandlord against Overlandlord to enforce such rights shall be conducted at the expense of Subtenant.

7. Overlease.

7.1. Wherever in this Sublease or the Overlease (as incorporated herein by reference), Subtenant is required to obtain Sublandlord’s consent or approval, Subtenant understands that Sublandlord may be required to first obtain the consent or approval of Overlandlord. Sublandlord shall use reasonable efforts to obtain Overlandlord’s consent or approval (to the extent required); provided, however, the use of reasonable efforts shall not include the commencement of any type of action against Overlandlord to obtain such consent or approval. If Overlandlord should refuse such consent or approval, Sublandlord shall be released of any obligation to grant its consent or approval whether or not any such refusal, in Subtenant’s judgment, is arbitrary or unreasonable; provided, however, that if Overlandlord shall grant its consent, Sublandlord shall not unreasonably withhold, condition or delay Sublandlord’s consent (to the extent required). Subtenant agrees that Sublandlord shall not be required to dispute any determinations or other assertions or claims of Overlandlord regarding the obligations of Sublandlord under the Overlease for which Subtenant is or may be responsible under the terms of this Sublease, unless Subtenant lacks privity to dispute the same on its own behalf.

7.2. Anything contained in any provisions of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Premises, to comply with and remedy any default claimed by Overlandlord and caused by Subtenant, within the period allowed to Sublandlord as tenant under the Overlease, even if such time period is shorter than the period otherwise allowed in the Overlease, due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Overlandlord. Sublandlord agrees to forward to Subtenant, promptly following receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord with respect to the Premises in its capacity as tenant under the Overlease. Subtenant agrees to forward to Sublandlord, upon receipt thereof, copies of any notices received by Subtenant with respect to the Premises from Overlandlord or from any governmental authorities.

8. Subordination.

8.1. This Sublease is and shall be subject and subordinate to, the Overlease and any amendments and supplements to the Overlease hereafter made between Overlandlord and Sublandlord, provided that any such amendment or supplement to the Overlease will not prevent or adversely affect the use by Subtenant of the Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or decrease the rights of Subtenant under this Sublease (in each case, by more than a de minimis extent) or in any other way materially adversely affect Subtenant. In the event of an event of any termination of the Overlease or reentry or dispossession by Overlandlord under the Overlease, this Sublease shall terminate unless Overlandlord, at its sole option, elects to take over all of the right, title and interest of Sublandlord as sublessor under this Sublease and, in such case, Subtenant shall attorn to Overlandlord pursuant to the then executory terms and provisions of this Sublease, except that Overlandlord shall not be (i) liable for any previous act or omission of Sublandlord under this Sublease, (ii) subject to any offset not expressly provided in this Sublease which theretofore accrued to Subtenant against Sublandlord, (iii) bound by any previous modification of this Sublease unless consented in writing to by Overlandlord, or (iv) bound by any prepayment of more than one month’s rent. Subtenant acknowledges that it has received a copy, and has reviewed the terms of, the Overlease. In addition to Subtenant’s obligations under this Sublease and to the extent not inconsistent with this Sublease, Subtenant shall observe and perform all of the terms, covenants and conditions of the Overlease which Sublandlord, as tenant under the Overlease, is obligated to observe and perform with respect to the Premises, as such terms, covenants and conditions of the Overlease are incorporated herein pursuant to Section 4.1 of this Sublease. Each party shall indemnify and hold the other harmless from and against any and all claims, suits, liabilities, costs and expenses, including reasonable attorneys’ fees and costs, asserted against or sustained by a party under the Overlease with respect to the Premises resulting from a default under the Overlease caused by or attributable to the other party. Neither party shall do, omit to do, or permit to be done or omitted any act in or related to the Premises which could or does constitute a violation or default under the terms of the Overlease. If any of the express provisions of this Sublease shall conflict with any of the provisions of the Overlease as incorporated herein, such conflict shall be resolved in favor of the express provisions of this Sublease. Except in connection with damages resulting from a holdover by Subtenant each party waives a right to claim consequential damages against the other.

8.2. This Sublease is subject and subordinate to the Overlease to the extent affecting the Premises and to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Premises are a part and all renewals, modifications, replacements and extensions of any of the foregoing.

8.3. The provisions of this Article 8 shall be self-operative, and no further instrument of subordination shall be required.

9. Brokers. Each of Subtenant and Sublandlord covenants, represents and warrants to the other that it has no dealings or communications with any broker or agent in connection with this Sublease other than Newmark Knight Frank and Avison Young (collectively, the “Broker”), and each of Sublandlord and Subtenant covenants and agrees to pay, hold harmless, defend and indemnify the other from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges arising from a breach of the forgoing representation. Sublandlord shall enter into a separate agreement between Sublandlord and the Broker with respect to the payment of a commission in connection with this Sublease. The provisions of this Article 9 shall survive the expiration or earlier termination of this Sublease.

10. Subtenant Surcharges.

10.1. Subtenant shall pay to Sublandlord, as additional rent, any and all amounts other than annual fixed rent, which, by the terms of the Overlease become due and payable by Sublandlord to Overlandlord as additional rent or otherwise and which would not have become due and payable but for the acts, requests for services, and/or failures to act of Subtenant, its agents, officers, representatives, employees, servants, contractors, invitees, licensees or visitor (“Subtenant Surcharges”). Within a reasonable time after receipt by Sublandlord of any statement or written demand from Overlandlord including any Subtenant Surcharges, Sublandlord will furnish Subtenant with a copy of such statement or demand together with Sublandlord’s statement of the amount of any such Subtenant Surcharges, and Subtenant shall pay to Sublandlord the amount of such Subtenant Surcharges within twenty (20) days after Subtenant’s receipt of such statement or demand; provided, however, that in any instance in which Subtenant shall receive any such statement or demand directly from Overlandlord, Subtenant may pay the amount of the same directly to Overlandlord. Payments shall be made pursuant to this Section 10.1 notwithstanding that the statement to be provided by Sublandlord is furnished to Subtenant after the expiration or earlier termination of the Term.

11. Notices. Any notice, demand or communication which, under the terms of this Sublease or under any statute or municipal regulation must or may be given or made by the parties hereto, shall be in writing and given or made by mailing the same by registered or certified mail, return receipt requested, or by nationally recognized overnight courier for next business day delivery, or by personal delivery (including commercial delivery service) evidenced by written receipt in either case addressed to the party for whom intended at the following addresses:

If to Sublandlord:

GPB Capital Holdings, LLC

535 West 24th Street

New York, New York 10001

Attention: Michael Aronis

If to Subtenant:

Neurogene Inc.

535 West 24th Street

New York, New York 10001

Attention: Rachel McMinn

Either party, however, may designate, such new or other address to which such notices, demands or communications thereafter shall be given, made or mailed by notice given in the manner prescribed herein. Any such notice, demand or communication shall be deemed given or served, as the case may be, on the third business day after the date of the posting thereof (if mailed by registered or certified mail), on the next business day after being sent by nationally recognized overnight courier, or on the date of delivery or refusal if sent by personal delivery.

12. Quiet Enjoyment. So long as Subtenant pays all of the annual fixed rent and additional rent due under this Sublease and performs all of Subtenant’s other obligations hereunder, Subtenant may lawfully and quietly hold and enjoy the Premises during the Term, and Sublandlord shall not disturb or terminate Subtenant’s leasehold estate hereunder, subject, however, to the terms, provisions and obligations of this Sublease and the Overlease.

13. Security.

13.1. Within five (5) business days following the Commencement Date, Subtenant shall deliver to Sublandlord, as security for the performance of Subtenant’s obligations under this Sublease (the “Security”), a clean, irrevocable, non-documentary and unconditional letter of credit (the “Letter of Credit”) in the amount of $438,000.00 (the “Security Amount”) issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association with offices for banking and drawing purposes in the City of New York (the “Issuing Bank”), which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation, “Aa” or better by Moody’s Investors Service and “AA” or better by Standard & Poor’s Ratings Service (and is not on credit-watch with negative implications). The Letter of Credit shall (i) name Sublandlord as beneficiary, (ii) be in the amount of the Security Amount, (iii) have a term of not less than one year, (iv) permit multiple drawings, (v) be fully transferable by Sublandlord multiple times without the consent of Subtenant, and (vi) be payable to Sublandlord or an authorized representative of Sublandlord upon presentation of only the Letter of Credit and a sight draft and shall not contain as a condition to a draw the requirement of Sublandlord’s certification or other statement as to the existence of Subtenant’s default, and (vii) otherwise be in form and content reasonably satisfactory to Sublandlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Subtenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term through the date that is at least sixty (60) days after the Expiration Date, unless the Issuing Bank sends a notice (the “Non-Renewal Notice”) to Sublandlord by certified mail, return receipt requested, not less than sixty (60) days prior to the then-current expiration date of the Letter of Credit, stating that the Issuing Bank has elected not to renew the Letter of Credit. Sublandlord shall have the right, upon receipt of a Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article 13. The Letter of Credit shall state that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in New York City or by overnight courier (e.g., FedEx). The Letter of Credit shall be subject in all respects to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

13.2. If Subtenant defaults in the payment or performance of any of the terms, covenants or conditions of this Sublease beyond applicable notice and grace periods, including the payment of Rent, Sublandlord may use, apply or retain the whole or any part of the cash Security or may notify the Issuing Bank and thereupon receive all or a portion of the Security represented by the Letter of Credit, and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Rent or any other sum as to which Subtenant is in default. If Sublandlord uses, applies or retains any part of the Security, Subtenant, within ten (10) days of demand, shall deposit with Sublandlord the amount so applied or retained so that Sublandlord shall have the full Security Amount on hand at all times during the Term. If Subtenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Sublease, the Security (or so much thereof as remains) shall be returned to Subtenant within thirty (30) days after the Expiration Date and after delivery of possession of the Subleased Premises to Sublandlord in the manner required by this Sublease. Subtenant expressly agrees that Subtenant shall have no right to apply any portion of the Security against any of Subtenant’s obligations to pay Rent hereunder.

13.3. Upon an assignment by Sublandlord of its interest in the Overlease, Sublandlord shall have the right to transfer any cash Security or the Letter of Credit, as applicable, to the assignee. With respect to the Letter of Credit, within ten (10) days after notice from Sublandlord of any such anticipated assignment, Subtenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new sublandlord, as designated by Sublandlord in the foregoing notice, or to have the Letter of Credit reissued in the name of the new sublandlord. Subtenant shall look solely to the new landlord for the return of such cash Security or Letter of Credit, and the provisions of this Section 13.3 shall apply to every transfer or assignment made of the Security to a new Sublandlord. Subtenant will not assign or encumber, or attempt to assign or encumber, the cash Security or Letter of Credit, and neither Sublandlord nor its successors or assigns shall be bound by any such actual or attempted assignment.

13.4. Simultaneously with the execution of this Sublease, Subtenant shall deliver a cash security deposit in the Security Amount. The cash Security shall be promptly returned to Subtenant upon Sublandlord’s receipt of the Letter of Credit.

13.5. Upon execution of this Sublease, Subtenant shall cause Rachel McMinn, an officer of Subtenant, to execute and deliver to Sublandlord, a Good Guy Guaranty in the form annexed hereto as Exhibit C.

14. Holdover. If Subtenant shall hold over or remain in possession of any portion of the Premises beyond the expiration date of the Overlease, Subtenant shall be liable not only for amounts due Sublandlord pursuant to Article 56 of the Overlease (as incorporated herein by reference) but for such additional damages as Sublandlord may be liable to Overlandlord on account of such holding over by Subtenant.

15. OFAC. Each party represents and warrants to the other that it is currently in compliance with, and shall at all times during the Term (including extensions thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury and any statute, executive order (including, but not limited to the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto. In the event any of the representations in this paragraph are determined to be false now or a party becomes the subject or target of any sanctions administered, maintained, or enforced by the U.S. Government (including OFAC) including, by virtue of being named on OFAC’s Specially Designated Nationals and Blocked Persons List at any time during the Term, such party shall be deemed to have committed an incurable default, entitling the other party, in addition to all other remedies at law or in equity it may have, to immediately terminate this Sublease on written notice to the other party. Each party hereby agrees to defend, indemnify, and hold harmless the other from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorneys’ fees and costs) arising from or related to any breach of the foregoing representations.

16. Miscellaneous.

16.1. This Sublease contains the entire agreement between the parties, and any executory or oral agreement hereinbefore or hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such agreement is made after the date hereof and is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

16.2. This Sublease shall inure to the benefit of the parties hereto, their successors and (subject to the provisions hereof) their assigns.

16.3. The term “Sublandlord” as used in this Sublease shall mean only the owner at the time in question of the tenant’s interest under the Overlease, so that in the event of any assignment of such tenant’s interest in the Overlease and assumption by assignee of all of such tenant’s obligations as Sublandlord under this Sublease, the Sublandlord named herein shall be and hereby is entirely freed and relieved of all covenants, obligations and liabilities of Sublandlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest that the assignee of the Overlease has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Sublandlord hereunder.

16.4. Sublandlord and Subtenant each represents that the person executing this Sublease on its behalf has been so duly authorized by Sublandlord and Subtenant, respectively.

16.5. This Sublease may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. Facsimile, pdf and electronic signatures shall be deemed originals.

16.6. If any provisions of this Sublease or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Sublease are solely for convenience of references and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. Each covenant, agreement, obligation or other provision of this Sublease on Subtenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Subtenant, not depending on any other provision of this Sublease. All terms and words used in this Sublease shall be deemed to include any other number and any other gender as the context may require.

16.7. Subtenant shall not record this Sublease nor any memorandum thereof.

16.8. Sublandlord represents and warrants, as of the date of execution hereof, (i) that it is the holder of the interest of the “Tenant” under the Overlease and said interest is not the subject of any lien, assignment, conflicting sublease, or other hypothecation or pledge; (ii) that the Overlease is in full force and effect, unmodified and constitutes the entire agreement between Overlandlord and Sublandlord in respect of the Premises; (iii) that no notices of default have been served on Sublandlord under the Overlease which have not been cured; and (iv) to the best of Sublandlord’s knowledge, neither Sublandlord nor Overlandlord is in default under the Overlease.

16.9. Notwithstanding any other provision of this Sublease to the contrary, to the extent Sublandlord actually receives a refund in respect of Taxes under the Overlease or an abatement of rent payable under the Overlease, including, without limitation, in connection with a casualty under Article 9, Subtenant shall be entitled to a proportionate and equitable refund and/or abatement (as applicable) of the rent payable under this Sublease for the period in question. The parties shall cooperate with each other to prepare and transmit the notices required under the Overlease to obtain such refunds and/or abatements.

16.10. Sublandlord agrees not to voluntarily cancel or surrender the Overlease without first obtaining the written consent of Subtenant except in the event of a casualty or condemnation when permitted under the Overlease. A termination of this Sublease due to a default by Sublandlord under the Overlease shall be deemed to constitute a voluntary cancellation of this Sublease. In the event of a casualty and the Overlandlord fails to restore the Premises within 180 days of the casualty, Subtenant shall have the right to cancel this Sublease by notice to Sublandlord given within thirty (30) days of the 180 day period, time being of the essence.

16.11. Sublandlord shall not amend, modify or supplement the Overlease without first obtaining the written consent of Subtenant, which consent shall not be unreasonably withheld, conditioned or delayed, unless such amendment, modification or supplement would (1) adversely affect Subtenant’s rights hereunder, other than to a de minimis extent, (2) increase Subtenant’s obligations hereunder, other than to a de minimis extent, (3) decrease the size of the Premises, or (4) affect the term hereof. If Sublandlord, in violation of the foregoing, shall modify, or cause or suffer to be modified, the Overlease without obtaining Subtenant’s written consent, Subtenant’s rights and obligations vis-a-vis Sublandlord shall be governed by this Sublease without giving effect to such modification.

16.12. Notwithstanding the provisions of Article 11 or 66 of the Overlease, Subtenant may, without the consent of Sublandlord, assign this Sublease to an assignee (i) that is an entity created by merger, reorganization or recapitalization of or with Subtenant or (ii) a purchaser of all or substantially all of the assets, membership, stock or other equity interests of Tenant; provided, that (A) Sublandlord and Overlandlord shall have received notice of such assignment from Subtenant, (B) the assignee assumes by written instrument reasonably satisfactory to Sublandlord all of Subtenant’s obligations under this Sublease, (C) the assignment is for a valid business purpose and not to avoid any obligations under this Sublease and (D) the assignee shall have, immediately after giving effect to the assignment, an aggregate net worth (computed in accordance with GAAP) at least equal to the aggregate net worth of Subtenant on the date of this Sublease. Subtenant shall also be permitted to assign this Sublease to an affiliate of Subtenant.

16.13. If Sublandlord purchases the Building and as a result thereof the Overlease is terminated this Sublease will continue as a direct lease between Sublandlord as the new owner on the same terms and conditions of this Sublease and the Overlease (by incorporation).

16.14. Sublandlord, in its sole, unreviewable and absolute discretion following Subtenant’s request on a minimum of 24 hours advance notice, may allow Subtenant, from time to time, to use Sublandlord’s roof/conference space in the Building on such conditions as Sublandlord may from time to time require.

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

Sublandlord

GPB CAPITAL HOLDINGS, LLC

By:	/s/ David Gentile
Name:	David Gentile
Title:	Manager

Subtenant

NEUROGENE INC.

By:	/s/ Rachel McMinn
Name:	Rachel McMinn
Title:	President and CEO

ASSUMPTION AND ATTORNMENT OF LEASE AND RELEASE AGREEMENT

THIS ASSUMPTION AND ATTORNMENT OF LEASE AND RELEASE AGREEMENT (the “Agreement”), made as of the 30th day of July, 2021 (“Effective Date”), by and between GTM ASSOCIATES, LLC, a New York limited liability company (“Owner” or “GTM”), having an address at 535 West 24th Street, New York, New York 10011, Atten: Richard Rathe, and GPB CAPITAL HOLDINGS, LLC, a New York limited liability company, having an address at 535 West 24th Street, 6th Floor, New York, New York (“GPB”) and NEUROGENE INC., a Delaware corporation, having an address at 535 West 24th Street, 5th Floor, New York, New York (the “Sublessee”).

W I T N E S S E T H:

WHEREAS, GTM is the owner and landlord pursuant to that certain lease, dated as of September 15, 2014 with GPB, as amended by First Amendment to Lease dated as of March 31, 2017, and Second Amendment to Lease dated as of November 30, 2017 (collectively, together with the Third Amendment, the “Existing Lease”), with respect to that certain real property located at 535 West 24th Street, New York, New York (the “Premises”); and,

WHEREAS, Owner and GPB desire to further amend the Existing Lease to release the fifth floor from being subject to the terms of the Existing Lease (the “Release”), such that the Existing Lease shall be considered terminated with respect to the Subleased Premises (as hereinafter defined), which Release shall be effectuated pursuant to the execution of a Third Amendment to Lease, dated as of the date hereof (the “Third Amendment”), and are entering into the Third Amendment in conjunction with this Agreement; and,

WHEREAS, GPB sublet a portion of the Premises located on the fifth (5th) floor of the Premises (the “Subleased Premises”) to Sublessee pursuant to the terms of that certain Sublease Agreement, dated May 16, 2019 (the “Sublease”), the Commencement Date (as defined in the Sublease) of which was September 10, 2019; and,

WHEREAS, the Sublease provides that, in the event of an event of any termination of the Original Lease, the Sublease shall terminate unless Owner at its sole option, elects to take over all of the right, title and interest of GPB as sublessor under the Sublease and, in such case, Sublessee shall attorn to Owner pursuant to the then executory terms and provisions of the Sublease; and,

WHEREAS, in conjunction with the entering into of the Third Amendment and the attornment by Sublessee referenced above, GPB has agreed to release Sublessee from Sublessee’s obligations to GPB under the Sublease; and,

WHEREAS, Owner agrees to assume GPB’s obligations under said Sublease and perform all of GPB’s obligations under the Sublease as of the Effective Date.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Assumption by Owner. As of the Effective Date: (a) Owner hereby assumes all of GPB’s obligations under the Sublease, and agrees to perform all of GPB’s obligations thereunder (the “Assumption”); and, (b) GPB transfers to Owner all of the Furniture (as defined in the Sublease) in as-is condition without representation or warranty and Sub lessee acknowledges its obligations with respect to the furniture in favor of Owner.

2. Attornment. As of the Effective Date, Sub lessee will attorn to and recognize Owner as its landlord under the Sublease for the remainder of the term of the Sublease (including all extension periods which have been or are thereafter exercised) upon the same terms and conditions as are set forth in the Sublease, and Sublease hereby agrees to pay and perform all of the obligations of sub lessee pursuant to the Sublease.

3. Amendments to the Sublease. (a) Article 4.1 of the Sublease is amended and replaced with the following:

Except as otherwise expressly provided in this Sublease, all of the terms, covenants, conditions and provisions of the Overlease as such relate to the Premises are hereby incorporated in and made a part of this Agreement as such pertains to the Premises, as if such incorporated terms, covenants, conditions and provisions were completely set forth in this Sublease and such rights and obligations as are contained in the Overlease are hereby conferred and imposed upon Overlandlord (having assumed the obligations of Sub landlord pursuant to an Assumption and Attornment of Lease and Release Agreement dated as of July 14, 2021 (the “Assumption Agreement”) and Subtenant. The provisions of the Overlease which are so incorporated in this Agreement shall, coincident with their incorporation, be amended so that references in the Overlease to the Lease shall mean this Sublease, references in the Overlease to “Landlord” shall mean Overlandlord, and references in the Overlease to “Tenant” shall mean Subtenant, unless, in each case, the context indicates that such amendment should not be made or such amendment would render the applicable provision illogical. Notwithstanding this provision to the contrary, for purposes of this Sublease, the following provisions of the Existing Lease shall not be deemed incorporated in or made a part hereof: Preamble, Articles 34, 42, 43, 45, 48, 62, 65(b), 73, 79, 80, Exhibits A and B of the Original Lease and the provisions of the First Amendment (other than Sections 1 and 10 which shall be incorporated) and Second Amendment (other than Sections 1 and 10 which shall be incorporated).

(b) Section 4.2 of the Sublease is no longer effective and is hereby deleted.

(c) Sections 6, 7, 8.1 (other than the conditions of attornment with respect to Owner’s obligations for GPB’s prior conduct), 8.2 and 8.3 are no longer effective and are hereby deleted. Owner has assumed the interest of GPB under the Assumption Agreement. With regard to Owner’s obligations to GPB in the Existing Lease relating to services, repairs, restorations, equipment or access relating to the Premises, and any insurance coverage of the Premises and of the Building, Owner shall be required to provide same to Subtenant as such relates to the Premises.

(d) GPB previously advised Sub lessee to pay Owner the Annual Fixed Rent for May, 2021, June, 2021 and July, 2021. Sublessee did not pay GPB or Owner the monthly installment of Annual Fixed Rent for May, 2021, June, 2021, or July, 2021 and agrees that the Annual Fixed Rent for this three-month period shall be timely paid to Owner instead of to GPB in accordance with this Agreement. GPB assigns its right to seek and collect the Annual Fixed Rent and additional rent for May 2021, June 2021 and July 2021 to Owner. The monthly installment of Annual Fixed Rent for May 2021 was abated in the amount of $18,615.00 (50% of the monthly amount of Annual Fixed Rent of $37,230.00) on the condition that Subtenant does not default on any of Subtenant’s obligations under the Sublease after notice and expiration of the applicable cure period during the balance of the term of the Sublease (the “Abatement”). In the event that Subtenant defaults and fails to timely cure said default in accordance with the terms and conditions of the Sublease, the abated sum shall be immediately due and owing to Owner. The monthly installment of Annual Fixed Rent for May 2021 (as so abated) shall be due and payable on the second (2nd) business day following the execution and unconditional delivery of this Agreement by all parties to this Agreement. Owner and Sublessee acknowledge that the Abatement is being given in contemplation of future discussions and/or negotiation with respect to the extension of the rental term with respect to the Lease Premises and a renegotiation of the rental amount, provided however, nothing herein shall be deemed an obligation to so extend said term or renegotiate said rent.

(e) The monthly installments of Annual Fixed Rent for June, 2021 and July, 2021 in the amount of $38,174.60 per month (i.e. total $76,349.20) shall be immediately due and payable to Owner by Sublessee on the second (2nd) business day following the execution and unconditional delivery of this Agreement by all parties to this Agreement.

4. No Merger. Owner, GPB and Sublessee agree that there shall be no merger of the Existing Lease or the leasehold estate created thereby with the fee estate in the Premises or any part thereof by reason of the same entity or person acquiring or holding, directly or indirectly, the Existing Lease or the leasehold estate created hereby or any interest in the Existing or in such leasehold estate as well as the fee estate in the Premises, and this Lease shall not terminate as to the Sublease because of the Assumption of the Sublease pursuant to Section 1 of this Agreement.

5. Release by GPB of Sublessee. As between GPB and Sublessee only, GPB, on behalf of itself and its affiliates, and their respective successors and assigns, do hereby forever release and discharge Sublessee, its past, present, and future direct and indirect affiliates, partners, participants, members, officers, directors, employees, investors, managers, shareholders, attorneys, agents and representatives, and their respective successors and assigns, from any and all liabilities, duties, responsibilities, obligations, claims, demands, actions, causes of action, cases, controversies, damages, costs, losses, and expenses whenever or hereafter existing or arising out of or in any way relating to or connected with, directly or indirectly, the Sublease Premises and/or the Sublease (collectively, the “Released Matters”). The foregoing release shall include any and every matter, of every kind and nature whatsoever, whether now known or unknown, liquidated or unliquidated, fixed or contingent, that relates to the Released Matters. This provision shall not in any manner release Sublessee from any obligations or liability under the Sublease from and after the Effective Date inuring to the benefit of Owner pursuant to the attornment under Section 2 of this Agreement.

6. Any references as to the “Demised Premises” or “Premises” in the Existing Lease shall refer only to the Subleased Premises.

7. Taxes. Effective as of the date of this Agreement, for purposes of the tax escalations and water charges provided for in Article 65 of the Original Lease, taxes and water charges for the Demised Premises shall be due and owing in accordance with Article 65 of the Original Lease, except that the applicable “Base Year” shall be that as is defined in Article 2.3 of the Sublease.

8. Security Deposit; Sublease Provisions. Upon execution of this Agreement, the Security Deposit shall be transferred from GPB to Owner. GPB shall execute any and all documents necessary to effectuate the transfer of the Letter of Credit in the amount of $438,000.00. In furtherance thereof and in conjunction with the execution of this Agreement, GPB has executed the J.P. Morgan Request for a Full Transfer of the Below Referenced Standby Letter of Credit and delivered same to Owner for submittal to J.P. Morgan, which Owner agrees to do immediately upon execution of this Agreement. Sub lessee has entered into this Agreement on the condition that such Letter of Credit is transferred to Owner as referenced above, and unless and until such transfer is effectuated, with evidence of such transfer being delivered to Sublessee, Sublessee shall not be bound to the terms of this Agreement.

9. Notice: Any notice or demand which, under the terms of this Agreement or under any statute, may be given or made by the parties thereto, shall be in writing, and shall be given or made by mailing the same by certified mail, return receipt requested, or by personal delivery, or by nationally-recognized next business day overnight courier, addressed to the party at their respective address herein above mentioned, with a copy to Owner to be delivered simultaneously in the same manner to Owner’s attorneys, Moritt Hock & Hamroff LLP, 400 Garden City Plaza, Second Floor, Garden City, New York 11530, Attention: Marc Hamroff, Esq., and with a copy of any notice to Sublessee to be delivered at the Subleased Premises. Either party, however, may designate in writing such new or other address to which such notice or demand shall hereafter be so give, made or mailed. Any notice given hereunder shall be deemed delivered on the third (3rd) business day after the notice is deposited in a United State General branch post office, maintained by the United States Government in the City of New York and/or County of Nassau, enclosed in a certified, prepaid wrapper addressed as hereinbefore provided, or, if sent by hand, on the date the same is actually delivered, or if sent by next business day overnight courier, on the next business day after the date upon which the same is deposited with the courier for delivery. Notices may be given by or to attorneys for the respective parties and have the same force as if given by the parties themselves. All payments of Fixed Rent or Additional Rent due under this Lease shall be mailed in accordance with this paragraph, by regular mail or delivered by hand as Owner may designate. This section shall replace Article 11 of the Sublease.

10. Ratification of Guaranty. By his or her signature below, Guarantor Rachel McMinn consents to this Agreement and ratifies and reconfirms the existence of the Guaranty and Guarantor’s obligations thereunder as to GTM ASSOCIATES, LLC, as assignee of the Sublease (instead of and in place of GPB), which Guarantor confirms remain unmodified and in full force and effect extending to the terms and provisions of the Sublease as modified by this Agreement.

11. Governing Law. The provisions of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to the conflict-of-laws principles adopted by said State.

12. Counterparts; Electronic Signature. This Agreement may be signed by the undersigned in counterparts. Pdf and/or facsimile signatures shall have the same effect as originals.

[Signature pages on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Assumption and Attornment of Lease as of the day and year first written above.

GTM ASSOCIATES, LLC

By:	/s/ Richard Rathe
Name:	Richard Rathe
Title:	Member

GPB CAPITAL HOLDINGS, LLC

By:	/s/ Robert Chmiel
Name:	Robert Chmiel
Title:	Chief Executive Officer

NEUROGENE INC.

By:	/s/ Christine Mikail
Name:	Christine Mikail
Title	President

GUARANTOR (consents to ratification of Guaranty in accordance with paragraph 10 herein)

By:	/s/ Rachel McMinn
Rachel McMinn

AMENDMENT TO ATTORNED SUBLEASE

This Agreement (the “Agreement”) made as of the 22nd day of February, 2022 by and between GTM Associates, LLC (the “Owner”), a New York limited liability company, having offices located at 535 West 24th Street, New York, New York 10011 and Neurogene Inc., a Delaware corporation (the “Tenant”), having an office at 535 West 24th Street, 5th Floor, New York 10011.

W I T N E S S E T H:

WHEREAS, Owner is the fee owner of the land and improvements located at 535 West 24th Street, New York, New York (the “Building”); and,

WHEREAS, Tenant is the tenant of the entire 5th floor in the Building (the “Premises” or “Demised Premises”) pursuant to the terms and conditions of a certain sublease dated as of May 16, 2019 (the “Sublease”) by and between GPB Associates, LLC (“GPB”), as sublandlord, and Tenant, as subtenant, which Sublease incorporated by reference certain terms, covenants, conditions of that certain lease dated as of September 15, 2014 by and between Owner and GPB (the “Original Lease”), as amended by First Amendment to Lease dated as of March 31, 2007 (the “First Amendment”), and further amended by Second Amendment to the Lease dated as of November, 2017 (the “Second Amendment”), and further amended by Third Amendment to Lease dated as of July 14, 2021 (the “Third Amendment”, and collectively with the Original Lease, First Amendment, and Second Amendment, the “Overlease”); and,

WHEREAS, Owner assumed and agreed to perform all of GPB’s obligations under the Sublease, and Tenant attorned to and recognized Owner as its landlord under the Sublease for the remainder of the term of the Sublease pursuant to, and as modified by, that certain Assumption and Attornment of Lease and Release Agreement dated as of July 30, 2021 (the “Assumption/Attornment Agreement”) by and among Owner, GPB, and Tenant (the Sublease, as so modified, assumed by Owner, and attorned by Tenant, the “Existing Attorned Sublease”); and,

WHEREAS, the Existing Attorned Sublease is scheduled to expire on February 27, 2023, and Tenant desires to extend the term of the Existing Attorned Sublease for an additional period, and to otherwise further amend the Existing Attorned Sublease on the terms, covenants, conditions, and provisions set forth herein below; and,

WHEREAS, Owner is prepared to extend the term of the Existing Attorned Sublease, and to otherwise further amend the Existing Attorned Sublease on the terms, covenants, conditions, and provisions set forth herein below (the Existing Attorned Sublease, as amended by this Agreement, collectively known as and referred to as the “Attorned Sublease”); and,

WHEREAS, all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Existing Attorned Sublease.

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NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. RECITALS: The above WHEREAS provisions are incorporated herein and made a part hereof.

2. EXTENSION OF TERM:

(a) Upon and subject to the terms, covenants, and conditions of the Existing Attorned Sublease, and except as otherwise expressly set forth herein, the term of the Existing Attorned Sublease is hereby extended for a period through June 30, 2026 (the “Expiration Date”), unless sooner terminated pursuant to any of the terms, covenants, or conditions of the Attorned Sublease or pursuant to law. As of the date hereof, all references in the Attorned Sublease to (i) the “term” or “Term” shall be deemed to include the extended period provided herein, and (ii) the “Expiration Date” (or other terms of similar import) shall mean the June 30, 2026.

(b) Notwithstanding anything contained herein or in the Existing Attorned Sublease to the contrary, Tenant acknowledges and agrees that (i) Tenant is in possession of the Premises in their “as-is” condition as of the date hereof, and (ii) Owner shall not be required to perform any alterations or decorations or furnish any materials in or to the Premises to prepare the Premises for Tenant’s continued occupancy during the extended term.

(c) Tenant hereby certifies to Owner that (i) the Existing Attorned Sublease is in full force and effect and has not been further modified or amended, (ii) to the best actual (and not imputed) knowledge of Tenant, Owner is not now in default under the Existing Attorned Sublease and Tenant has no actual (in contrast to imputed) knowledge of an event which, with notice or the passage of time or both, would constitute such a default by Owner, (iii) Owner has completed all work (if any) and made all contributions (if any) required of Owner under the Existing Attorned Sublease through the date of this Agreement, and (iv) Tenant has made no demand against Owner and has no present right to make such demand with respect to charges, liens, defenses, counterclaims, offsets, claims, or credits against the payment of rent or additional rent or the performance of Tenant’s obligations under the Existing Attorned Sublease.

(d) Owner hereby certifies to Tenant that (i) the Existing Attorned Sublease is in full force and effect and has not been further modified or amended, (ii) to the best actual (and not imputed) knowledge of Owner, Tenant is not now in default under the Existing Attorned Sublease and Owner has no actual (in contrast to imputed) knowledge of an event which, with notice or the passage of time or both, would constitute such a default by Tenant, and (iii) attached hereto as Exhibit A is a true, correct and complete copy of the Third Amendment.

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3. FIXED RENT AND RECURRING WATER/SEWER CHARGE:

(a) Modifying and supplementing the Existing Attorned Sublease, effective as of December 1, 2021, Tenant shall pay fixed annual rent for the Premises during the Term, in advance in monthly installments on the first calendar day of each month without set off (other than as provided for in the Existing Attorned Sublease or the Agreement) as follows:

PERIOD	ANNUAL FIXED RENT	MONTHLY FIXED RENT
December 1, 2021 - November 30, 2022	$402,000.00	$33,500.00
December 1, 2022 - November 30, 2023	$414,060.00	$34,505.00
December 1, 2023 - November 30, 2024	$426,481.80	$35,540.15
December 1, 2024 - November 30, 2025	$439,276.25	$36,606.35
December 1, 2025 - June 30, 2026	$452,454.54	$37,704.55

Owner acknowledges receipt from Tenant of the aggregate sum of $110,049.20 from December 1, 2021 to the date of this Agreement ($38,174.60 on December 9, 2021, $38,174.60 on December 17, 2021, and $33,700.00 on February 4, 2022), which sum Owner has applied and credited against Tenant’s Fixed Rent and Additional Rent obligations under the Attorned Sublease. In addition, if as of the date that this Agreement is fully executed, Tenant has made any other addition payments of rent for the period commencing on December 1, 2021 that are in excess of that which Tenant is obligated to pay under this the Attorned Sublease with regard to the corresponding period commencing on December 1, 2021, then such excess shall be automatically applied as a credit against Tenant’s rent obligations under the Attorned Sublease.

(b) In addition to fixed annual rent and any other additional rent payable by the Tenant under the Attorned Sublease, Tenant shall pay to Owner during the Term, the sum of $200.00 per month for water charges or sewer charges, in advance on the first calendar day of each month, together with Tenant’s payment of its monthly installments of fixed rent.

4. SECURITY DEPOSIT: Owner and Tenant each acknowledges that Owner currently is holding the sum of Four Hundred Thirty-Eight Thousand and 00/100 Dollars ($438,000.00) in the form of a Letter of Credit issued by JP Morgan Chase Bank as security pursuant to the terms of the Existing Attorned Sublease (the “Existing L/C”). Promptly after the execution of this Agreement, Tenant shall deliver to Owner either an amendment to the Existing L/C or a replacement letter of credit (in either case, to be issued by JP Morgan Chase Bank in form reasonably acceptable to Owner in all respects and in accordance the Existing Attorned Sublease) reducing the face amount of the Existing L/C to Four Hundred Two Thousand and 00/100 Dollars ($402,000.00) and extending the final expiry date thereof to August 30, 2026 (the “Modified L/C”). If Tenant elects to deliver replacement letter of credit as the Modified L/C, then Owner shall return the Existing L/C to Tenant, or as Tenant so directs, within five (5) business days after an acceptable, final replacement letter of credit has been issued by JP Morgan Chase Bank and received by Owner. Alternatively, Tenant can elect to make appropriate arrangements with JP Morgan Chase Bank for the Owner or its agent to exchange the Existing L/C for the Modified L/C promptly after the execution of this Agreement at a local branch of JP Morgan Chase Bank in the general vicinity of the Building.

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5. MODIFICATIONS TO EXISTING ATTORNED SUBLEASE: The Existing Attorned Sublease is further modified as follows:

(a) Anything in this Attorned Sublease to the contrary notwithstanding, Owner reserves the right to suspend furnishing heat, or other services when necessary, by reason of accident, or due to repairs, alterations or improvements deemed necessary by Owner in the Premises or the Building, and Owner shall (except as provided in Article 4 and in Article 60 of the Overlease as incorporated into the Sublease by the Sublease), have no responsibility or liability for such suspension of service provided that Owner uses commercially reasonable efforts (without resort to overtime or premium labor rates) to complete work and restore such services that Owner is obligated to provide hereunder as quickly as possible to mitigate material disruption of Tenant’s use and occupancy of the Premises, and if Owner shall fail to use such commercially reasonable efforts to complete work and restore the services that Owner is obligated to provide hereunder, which prevents Tenant from using and occupying all or a material portion of the Premises for more than fifteen (15) consecutive days, Tenant shall be entitled to a fixed rent abatement until services are restored to the point where Tenant can use and occupy a material portion of the Premises. The foregoing shall not be deemed to impose upon Owner any obligation for the furnishing of any service, maintenance or repair other than those specifically forth in this Attorned Sublease.

(b) The Force Majeure provisions in the Attorned Sublease do not apply to Tenant’s obligations to pay fixed rent and additional rent under the Attorned Sublease.

(c) This Attorned Sublease is subject and subordinate to all mortgages which may now or hereafter affect such leases or the real property of which the Premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such ground or underlying leases or mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessee or by any mortgage affecting any lease or the real property of which the Premises are a part. However, in confirmation of such subordination, Tenant shall promptly execute a certificate upon Owner’s request. Owner shall use commercially reasonable efforts to obtain from its mortgagee a subordination, nondisturbance, and attornment agreement in favor of the Tenant on the mortgagee’s standard form, but the subordination of this Attorned Sublease to any mortgages and all renewals, modifications, consolidations, replacements and extensions thereof is not contingent on obtaining a subordination, nondisturbance, and attornment agreement from the mortgagee.

(d) This Attorned Sublease shall not be subject or subordinate to any amendments to the Overlease unless consented to in writing by Tenant, in Tenant’s sole and absolute discretion.

(e) Except for the claims under the Guaranty against Guarantor and any additional or substitute guarantors of Tenant’s obligations under this Attorned Sublease (pursuant to the applicable agreements by which such additional or substitute guarantors have guaranteed Tenant’s obligations under this Attorned Sublease), Owner shall make no claim against or seek to

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impose any personal liability upon any officer, director, shareholder, member, manager, general or limited partner of Tenant, or any principal of any firm or corporation that may hereafter be or become the tenant hereunder, for any liabilities and obligations arising out of the tenancy and use and occupancy of the Premises hereunder.

(f) Tenant’s responsibility for violations and obligation to comply with the requirements of applicable law shall apply only to Tenant’s particular manner of use of the Premises in contrast to customary office use.

(g) Section 16.14 of the Existing Attorned Sublease is deleted in its entirety, and is of no further force and effect.

6. RATIFICATION OF GUARANTY: By her signature below, Guarantor Rachel McMinn consents to this Agreement and ratifies and reconfirms the existence of the Guaranty and Guarantor’s obligations thereunder with respect to the Attorned Sublease as to Owner (instead of and in place of GPB), which Guarantor confirms remain unmodified and in full force and effect extending to the terms and provisions of the Attorned Sublease.

7. BROKER: Tenant represents to Owner that Tenant has not engaged with any broker in connection with this Agreement and that it has not dealt with, and is not obligated to pay, any fees or commissions to any broker or finder in connection with the transaction contemplated hereby. Tenant hereby indemnifies and holds Owner harmless from and against any loss, cost, damage or expense (including, without limitation, attorneys’ fees, court costs and disbursements) incurred by Owner by reason of any claim of, or liability to, any broker, finder or other person, other than the Broker, who shall claim to have dealt with Tenant in connection with the transactions contemplated herein. Owner represents to Tenant that Owner has not engaged with any broker in connection with this Agreement and that it has not dealt with, and is not obligated to pay, any fees or commissions to any broker or finder in connection with the transaction contemplated hereby. Owner hereby indemnifies and holds Tenant harmless from and against any loss, cost, damage or expense (including, without limitation, attorneys’ fees, court costs and disbursements) incurred by Tenant by reason of any claim of, or liability to, any broker, finder or other person, other than the Broker, who shall claim to have dealt with Owner in connection with the transactions contemplated herein. This provision shall survive the expiration or earlier termination of the Existing Attorned Sublease, as modified by this Agreement.

8. RATIFICATION AND CONFIRMATION OF ATTORNED SUBLEASE: As amended, supplemented and modified by this Agreement, the Existing Attorned Sublease and all covenants, agreements, terms, provisions and conditions thereof are hereby in all respects ratified and confirmed. Any reference in the Existing Attorned Sublease to the term “Lease” or “Sublease” shall be deemed to mean the Existing Attorned Sublease, as modified and amended by this Agreement. All of the covenants and agreements herein contained shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

9. GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws.

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10. NO REPRESENTATIONS: Neither Owner nor any Owner agent has made any representations, covenants, agreements or promises with respect to any matter relating to the Premises, the condition of Owner or the Building or the conduct of Tenant’s business other than as set forth in this Agreement or the Existing Attorned Sublease.

11. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between Owner and Tenant regarding the modification and amendment of the Attorned Sublease and supersedes all other representations, warranties, covenants and agreements relating thereto. This Agreement may not be modified, nor may any provision hereof be waived, orally, but only by a writing duly executed by both Owner and Tenant. This Agreement shall not be binding upon or enforceable against Owner or Tenant unless and until Owner and Tenant shall have executed and delivered it.

12. EXECUTION: This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original and all of which, collectively, shall constitute one agreement, it being understood and agreed that the signature pages may be detached from one or more such counterparts and combined with the signature pages from any other identical counterpart in order that one or more fully executed originals may be assembled. Each party agrees that an electronic signature to this Agreement, whether affixed digitally or transmitted by fax, email or other electronic means, is intended to authenticate such party’s writing and to have the same binding and legal effect as an original signature.

OWNER AND TENANT EACH REPRESENTS TO THE OTHER THAT IT HAS READ THIS AGREEMENT AND THE TERMS, COVENANTS, AGREEMENTS AND PROVISIONS CONTAINED HEREIN AND, ON ADVICE OF ITS COUNSEL, THAT IT HAS FULLY UNDERSTOOD AND FREELY AND VOLUNTARILY ENTERED THIS AGREEMENT.

13. CONSTRUCTION: In the event of any conflict between the provisions of this Existing Attorned Sublease and this Agreement, the provisions of this Agreement shall prevail.

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IN WITNESS WHEREOF, the parties have executed this Agreement, by their duly authorized signatories, as of the day and year first above written.

GTM ASSOCIATES, LLC

By:	/s/ Richard Rathe
Name: Richard Rathe
Title: Member

NEUROGENE INC.

By:	/s/ Rachel McMinn
Name: Rachel McMinn
Title: CEO

GUARANTOR (consents to ratification of Guaranty in accordance with paragraph 6 hereof)

By:	/s/ Rachel McMinn
Rachel McMinn

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